FOR IMMEDIATE RELEASE Contact Information Below

March 25, 2014

CORELOGIC COMPLETES THE ACQUISITION OF MARSHALL & SWIFT/BOECKH
AND DATAQUICK INFORMATION SYSTEMS

•	Expands Data & Analytics (D&A) Segment

•	Adds Unique and Complementary Data Assets and Analytic Capabilities

•	More than Doubles Property and Casualty Insurance Revenues

IRVINE, Calif., March 25, 2014-CoreLogic® (NYSE: CLGX), a leading global property information, analytics and data-enabled services provider, today announced the closing of its acquisition of Marshall & Swift/Boeckh (MSB), a leading provider of residential and commercial property valuation solutions to the property and casualty insurance industry, DataQuick Information Systems (DataQuick), a property data and analytics information company, and the credit and flood services operations of DataQuick Lending Solutions from the Decision Insight Information Group.

Founded in 1930, MSB is the leading provider of building cost information, residential and commercial analytics solutions and business management services for property insurance companies, financial services organizations and the public sector. DataQuick is a supplier of real estate data, analytics and business solutions to mortgage originators and servicers, investors, real estate professionals and the public sector.

“The acquisition of MSB and DataQuick significantly expands our footprint in property and casualty insurance and adds additional scale to our existing property data and analytics business. The combination of MSB and our existing geo-spatial business capabilities and property-related data assets allows CoreLogic to provide our clients in the insurance industry with new and unique insights into underwriting property coverage as well as managing natural hazard risks and claims,” said Anand Nallathambi, President and Chief Executive Officer of CoreLogic. “The combination of CoreLogic, MSB and DataQuick should yield significant future growth opportunities through the introduction of new products, data-enabled services and workflow tools which draw from a wide range of gold-standard data assets and analytical capabilities.”

MSB operations and DataQuick’s data licensing and analytics units will be reported within the Company’s D&A segment. DataQuick’s flood zone determination and credit servicing operations will be integrated into the Technology and Processing Solutions segment.

In connection with the receipt of regulatory approval for the transaction from the Federal Trade Commission, CoreLogic has agreed to enter into a commercial data license agreement with a third party. Under the agreement, CoreLogic will license to the third party national real property public record data for a limited term.

About CoreLogic

CoreLogic (NYSE: CLGX) is a leading global property information, analytics and data-enabled services provider. The company's combined data from public, contributory and proprietary sources includes over 3.3 billion records spanning more than 40 years, providing detailed coverage of property, mortgages and other encumbrances, consumer credit, tenancy, location, hazard risk and related performance information. The markets CoreLogic serves include real estate and mortgage finance, insurance, capital markets, and the public sector. CoreLogic delivers value to clients through unique data, analytics, workflow technology, advisory and managed services. Clients rely on CoreLogic to help identify and manage growth opportunities, improve performance and mitigate risk. Headquartered in Irvine, Calif., CoreLogic operates in North America, Western Europe and Asia Pacific. For more information, visit www.corelogic.com.

Safe Harbor / Forward Looking Statements
Certain statements made in this press release are forward-looking statements within the meaning of the federal securities laws, including but not limited to those statements related to the anticipated benefits of and growth opportunities from the acquisition of MSB and DataQuick. Risks and uncertainties exist that may cause the results to differ materially from those set forth in these forward-looking statements. Factors that could cause the anticipated results to differ from those described in the forward-looking statements include failure to consummate or delay in consummating the transaction if required closing conditions or regulatory clearances are not satisfied or for any other reason; failure to successfully integrate the operations, technology, infrastructure and employees of MSB and DataQuick into our Data & Analytics and Mortgage Origination Services segments; and the additional risks and uncertainties set forth in Part I, Item 1A of our most recent Annual Report on Form 10-K, as amended or updated by our Quarterly Reports on Form 10-Q. These additional risks and uncertainties include but are not limited to: limitations on access to or increase in prices for data from various external sources; government legislation, regulations and the level of regulatory scrutiny affecting our customers or us, including the Consumer Financial Protection Bureau and with respect to the use of public records and consumer data; compromises in the security of our data, including the transmission of confidential information or systems interruptions; difficult conditions in the mortgage and consumer lending industries and the economy generally, and the impact of these factors thereon; risks related to the outsourcing of services and our international operations; and impairments in our goodwill or other intangible assets. The forward-looking statements speak only as of the date they are made. The Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

CoreLogic and the CoreLogic logo are trademarks of CoreLogic, Inc. and/or its subsidiaries. All other trademarks are the property of their respective holders.

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Media Contact:                Investor Contact:
Alyson Austin                Dan Smith
Corporate Communications        Investor Relations
949-214-1414                703-610-5410
newsmedia@corelogic.com         danlsmith@corelogic.com